Exhibit 32.2

                     CERTIFICATION OF DISCLOSURE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, XiaoLin Liu, Chief  Financial  Officer of  Greater China Media and Entertainment Corp.,
certify  pursuant  to 18 U.S.C.  Section  1350 as enacted by Section  906 of the
Sarbanes-Oxley Act of 2002, that:

        (1) the Annual Report on Form 10-KSB for the annual period ended
September 30, 2007 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

        (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Greater China Media and Entertainment Corp.

Greater China Media and Entertainment Corp.

Date January 15, 2008	By:	/s/ XiaoLin Liu
Name XiaoLin Liu,
Title Chief Financial Officer

A signed  original of this written  statement  required by Section 906, or other document authenticating,  acknowledging or otherwise adopting the signature that appears in typed form within the  electronic  version of this written  statement required by Section 906, has been provided to Greater China Media and Entertainment Corp. and will be  retained  Greater China Media and Entertainment Corp.  and  furnished  to the
Securities and Exchange Commission or its staff upon request.